Exhibit 99.1
IMPORTANT NOTICE: NOT FOR DISTRIBUTION IN OR INTO, OR TO ANY
PERSON LOCATED OR RESIDENT IN OR AT ANY ADDRESS IN, THE REPUBLIC
OF ITALY.
January 20, 2010
For Immediate Release
Travelport LLC Announces Tender Offer for the Company’s Outstanding Notes
New York, NY— Travelport LLC (the “Company”) today announced that it commenced a cash tender offer for an aggregate principal amount of the following Notes (as defined below), such that the maximum aggregate consideration for the Notes to be purchased in the tender offer, excluding accrued and unpaid interest, will be $350,000,000 (the “Maximum Payment Amount”):
•	its Senior Euro Floating Rate Notes due 2014 (the “First Priority Notes”);

•	its Senior Dollar Floating Rate Notes due 2014 (the “Second Priority Notes”);

•	its 10 7/8% Senior Subordinated Euro Notes due 2016 (the “Third Priority Notes”);

•	its 9 7/8% Senior Dollar Notes due 2014 (the “Fourth Priority Notes”); and

•	its 11 7/8% Senior Subordinated Dollar Notes due 2016 (the “Fifth Priority Notes” and, together with the First Priority Notes, the Second Priority Notes, the Third Priority Notes and the Fourth Priority Notes, the “Notes”).
The terms and conditions of the tender offer are described in an Offer to Purchase, dated January 20, 2010 (the “Offer to Purchase”), and a related Letter of Transmittal, which are being sent to holders of Notes.

			Aggregate
			Principal	Late Tender		Total Tender
	CUSIP/ISIN	Acceptance	Amount	Offer	Early Tender	Offer
Title of Security	Number	Priority Level	Outstanding	Consideration(1)	Premium(1)	Consideration(1)
Senior Euro Floating Rate	XS0302343164;	1	€171,600,000	€965	€20	€985
Notes due 2014	XS0264616342;
	XS0264616003

Senior Dollar Floating Rate	89421EAA1;	2	$144,000,000	$965	$20	$985
Notes due 2014	US89421EAA10;
	87238CAA2;
	US87238CAA27;
	USU8759LAA45

10 7/8% Senior	XS0302343917;	3	€141,800,000	€1,050	€20	€1,070
Subordinated Euro Notes	XS0264616938;
due 2016	XS0264616698

9 7/8% Senior Dollar Notes	89421EAB9;	4	$443,000,000	$1,055	$20	$1,075
due 2014	US89421EAB92;
	87238CAB0;
	US87238CAB00;
	USU8759LAB28

11 7/8% Senior	89421EAC7;	5	$247,300,000	$1,080	$20	$1,100
Subordinated Dollar Notes	US89421EAC75;
due 2016	87238CAC8;
	US87238CAC82;
	USU8759LAC01

(1)	Per $1,000 principal amount of Notes accepted for purchase with Acceptance Priority Levels 2, 4 and 5. Per €1,000 principal amount of Notes accepted for purchase with Acceptance Priority Levels 1 and 3.
Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on February 2, 2010, unless extended (such date and time, as the same may be extended, the “Early Tender Date”) in order to be eligible to receive the applicable Total Tender Offer Consideration. Holders of Notes who validly tender their Notes after the Early Tender Date and on or before the Expiration Date (as defined below) will be eligible to receive only the applicable Late Tender Offer Consideration, which is equal to the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium, as set forth in the table above. In addition to the applicable Total Tender Offer Consideration or Late Tender Offer Consideration, holders whose Notes are accepted for purchase in the tender offer will receive accrued and unpaid interest to, but excluding, the date on which the tender offer is settled, which currently is expected to be February 18, 2010.
The tender offer will expire at 11:59 p.m., New York City time, on February 17, 2010, unless extended (such date and time, as the same may be extended, the “Expiration Date”). As set forth in the Offer to Purchase, validly tendered Notes may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on February 2, 2010, unless extended.
The completion of the tender offer is subject to the satisfaction of certain conditions described in the Offer to Purchase, including, without limitation, the completion of the initial public offering of shares of Travelport Holdings (Jersey) Limited (to be re-registered as a public limited company and re-named Travelport plc), which will become the indirect parent of the Company (the “IPO Condition”) and admission of the shares to trading on the London Stock Exchange. The Company reserves the right, in its sole discretion, to waive any and all conditions to the tender offer with respect to one or more tranches of Notes.
The aggregate principal amount of each tranche of Notes that will be purchased in the tender offer will be based on the Acceptance Priority Level for such tranche as set forth in the table above, subject to the terms of the Offer to Purchase. The Tender Offer is not conditioned upon any minimum level of participation.
The Company reserves the right to increase the Maximum Payment Amount without extending withdrawal rights except in limited circumstances where the Company determines additional withdrawal rights are required by law.
The Company’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase and the related Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The tender offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal. Subject to applicable law, the Company may amend, extend or waive conditions to, or terminate, the tender offer.
UBS Securities LLC is the dealer manager for the tender offer for the Notes denominated in U.S. dollars (the “Dollar Notes”) and UBS Limited is the dealer manager for the Notes denominated in euros (the “Euro Notes”). Persons with questions regarding the tender offer should contact:
•	with respect to the Dollar Notes: UBS Securities LLC at (203) 719-4210 (call collect) or (888) 719-4210 (Attention: Liability Management Group) and

•	with respect to the Euro Notes: UBS Limited at 44 20 7567 0525 (Attention: Liability Management Group).
Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation, the Information Agent

and Depositary for the tender offer, at (212) 430-3774 (for banks and brokers only) or (866) 470-4300 (for all others and toll-free).
About Travelport
Travelport Limited, the indirect parent company of Travelport LLC, and guarantor on an unsecured basis of the Notes, is a leading provider of critical transaction processing solutions, offering broad based business services to companies operating in the global travel industry. Travelport Limited is comprised of the global distribution system (GDS) business that includes the Worldspan and Galileo brands; GTA, a global, multi-channel provider of hotel and ground services; Airline IT Solutions, which hosts mission critical applications and provides business and data analysis solutions for major airlines. With 2008 revenues of $2.5 billion, Travelport Limited operates in 160 countries and has approximately 5,300 employees. Travelport Limited also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport Limited is a private company owned by affiliates of The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.
This press release may include information that could constitute forward-looking statements. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in Travelport Limited’s Securities and Exchange Commission filings. Past results of Travelport Limited are not necessarily indicative of its future results. Travelport Limited does not undertake any obligation to update any forward-looking statements.
The Offer to Purchase is for distribution only to persons who (i) are existing Holders falling within Article 43(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iv) are outside the United Kingdom, or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the Offer may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Offer to Purchase is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which the Offer to Purchase relates is available only to relevant persons and will be engaged in only with relevant persons.
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